Exhibit 5.1

Form of Opinion

Conyers Dill & Pearman Limited

Draft dated 18 May 2011

Subject to due diligence, comment & review

[—] 2011

441 299 4938

guy.cooper@conyersdill.com

Matter No.: 339507

Doc Ref: 363618

Freescale Semiconductor Holdings I, Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dear Sirs,

Freescale Semiconductor Holdings I, Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form S-1, as amended (Registration No. 333-172188 filed with the U.S. Securities and Exchange Commission (the “Commission”) on [            ], 2011 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of [—] common shares, par value US$[—] each being offered by the Company together with an additional [—] common shares, par value US$[—] each subject to an over-allotment option granted to the underwriters by the Company (together the “Common Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the [Secretary] of the Company on [—] 2011, [minutes of a meeting/written resolutions] of its directors [held on/dated] [—] 2011, and [minutes of a meeting/written resolutions] of its members [held on/dated] [—] 2011 (together, the “Resolutions”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. We have also reviewed and relied without verification or investigation on an officer’s certificate dated [—], 2011 from the Assistant Secretary confirming the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us and that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended (the “Officer’s Certificate”) and we have relied upon such Officer’s Certificate being accurate and correct as at the date hereof.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda and we do not express any opinion as to the effect of any other laws on the opinions expressed herein. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda as of the effective date of the Registration Statement. This opinion is issued for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for as contemplated by the Registration Statement and the Resolutions and upon receipt by the Company of the full issue price, the Common Shares will be duly authorised, validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters”, “We are a Bermuda Company and it may be difficult for you to enforce judgments against us or certain of our directors or officers”, “Tax Considerations – Bermuda Tax Considerations” and “Enforcement of Civil Liabilities under United States Federal Securities Laws” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman Limited

Guy Cooper

Associate